CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

15 May 2025
Matter No.: 1003351
Tel 441 278 8053
Email Alexandra.Macdonald@conyers.com
Fidelis Insurance Holdings Limited
Wellesley House South
90 Pitts Bay Road
Pembroke HM 08
Bermuda

Dear Sirs

Re: Fidelis Insurance Holdings Limited (the "Company")

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on 15 May 2025, including as incorporated by reference the Company's Annual Report on Form 20-F for the year ended December 31, 2023 as filed with the Commission on March 15, 2024, the Company's registration statement on Form 8-A, filed with the Commission on June 28, 2023, the Company's Current Reports on Form 6-K, as filed with the Commission on May 9, 2024, August 14, 2024 and November 12, 2024 (as specified in the Registration Statement) (collectively, the "Registration Statement", which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of common shares, par value US$0.01 each ("Common Shares"), preference securities ("Preference Securities") and Series A Preference Securities, par value US$0.01 each ("Series A Preference Securities" and, together with Common Shares and Preference Securities, "Equity Securities", which term includes any common shares, series of preference securities or Series A Preference Securities to be issued pursuant to the conversion, exchange or exercise of any other Securities), debt securities, which may be convertible or exchanged into Common Shares or other Securities ("Debt Securities"), warrants ("Warrants"), units consisting of any combination of the foregoing securities ("Units") of the Company and rights to purchase Equity Securities, Debt Securities or Units (the "Rights" and collectively with the Equity Securities, Debt Securities, Warrants and Units, the "Securities") that may be sold by the Company or by or on behalf of certain selling shareholders (each a "Selling Shareholder") of the Company (such Securities, the "Issued Securities").

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1.DOCUMENTS REVIEWED
For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed:
1.1.copies of the memorandum of association and the bye-laws of the Company (together, the "Constitutional Documents"), each certified by the Secretary of the Company on 15 May 2025;
1.2.copies of minutes of a meeting of the Company's directors held on 6 May, 2025 certified by the Secretary of the Company on 15 May 2025 ( the "Resolutions");
1.3.such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
2.ASSUMPTIONS
We have assumed:
2.1.the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;
2.2.that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;
2.3.the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;
2.4.that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;
2.5.that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association;
2.6.that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein;
2.7.that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;
2.8.that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities;

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2.9.that the Company's shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the "Companies Act"), and the consent to the issue and free transfer of the Securities given by the Bermuda Monetary Authority as of June 1, 2005 will not have been revoked or amended at the time of issuance of any Securities;
2.10.that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Securities or Series A Preference Securities) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and Units), the issuance and sale thereof by the Company, and the Company's incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda;
2.11.that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preference Securities or Series A Preference Securities are to be issued, all necessary corporate action to establish one or more series of Preference Securities or Series A Preference Securities and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;
2.12.that the applicable purchase, underwriting or similar agreement, any Debt Security, any indenture and any supplement thereto and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law;
2.13.that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board of Directors, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto;
2.14.that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;
2.15.that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled "Prospectuses and Public Offers"; and
2.16.the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto.
3.QUALIFICATIONS

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3.1.The obligations of the Company in connection with any Security and any indenture or other agreement or document relating thereto:
(a)will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;
(b)will be subject to statutory limitation of the time within which proceedings may be brought;
(c)will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;
(d)may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and
(e)may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.
3.2.We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and use for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon by any other person, firm or entity or in respect of any other matter.
4.OPINIONS
On the basis of and subject to the foregoing we are of the opinion that:
4.1.The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).
4.2.Upon the due issuance of Common Shares and/or Preference Securities and/or Series A Preference Securities and payment of the consideration therefor, such Common Shares and/or Preference Securities and/or Series A Preferred Securities will be validly issued, fully paid and

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non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).
4.3.
4.4.Upon the due issuance of:
(a)Debt Securities of any series;
(b)Warrants
(c)Units, and/or
(d)Rights
and payment of the consideration therefor, such Securities will be validly issued and (except in the case of any Equity Securities forming part of a Unit) will constitute valid and binding obligations of the Company in accordance with the terms thereof.
4.5.Based solely upon a review of the register of members of the Company as at 30 April 2025 certified by the Secretary of the Company on 15 May 2025, the Issued Securities are validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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